Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

                                                                   June 24, 2005

         We consent to incorporation by reference in the Registration Statement No. 33-0146 on Form S-8 of Tompkins Trustco, Inc. of our report dated May 5, 2005, relating to the statement of net assets available for benefits of Tompkins Trustco, Inc. Investment and Stock Ownership Plan as of December 31, 2004, and the related statement of changes in net assets available for benefits for the year ended December 31, 2004, and the related supplemental schedules of Schedule H, Line 4i - Schedule of Assets Held for Investment Purposes at End of Year as of December 31, 2004, and Schedule of Investment Assets That Were Both Acquired and Disposed of Within the Plan Year for the Year Ended December 31, 2004, and supplemental schedule of Schedule H, Line 4j - Schedule of Reportable Transactions for the Year Ended December 31, 2004, which appears in the December 31, 2004, Annual Report on Form 11-K of Tompkins Trustco, Inc. Investment and Stock Ownership Plan.




                                                       /s/ Dannible & McKee, LLP
                                                           Syracuse, New York



                                     - 15 -